Exhibit 10.5
PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT
     THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (this “Security Agreement”) is executed as of November 9, 2007, by Panda Ethanol Holdings, LLC, a Delaware limited liability company (“Debtor”), whose address is 4100 Spring Valley, Suite 1002, Dallas, Texas 75244, and Panda Energy International, Inc., a Texas corporation (hereafter referred to as “Secured Party,”) whose address is 4100 Spring Valley, Suite 1001, Dallas, Texas 75244.
RECITALS
     A. Panda Ethanol, Inc. and Secured Party have entered into a Loan Agreement dated as of the date hereof (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”).
     B. This Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof, is a condition precedent to Secured Party’s obligations to extend credit under the Loan Documents.
     ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
     1. REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Secured Party is obligated to lend under the Credit Agreement and thereafter until the Obligation is paid and performed in full.
     2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:
     Collateral has the meaning set forth in Paragraph 4 hereof; provided however that, the Collateral shall expressly exclude each account of Debtor at UBS Financial Services Inc. or UBS International Inc., (collectively “UBS”) as applicable, that is identified as a Collateral Account by Debtor in writing, together with all successors to those identified accounts, as set forth in that certain Credit Line Agreement by and between Debtor and UBS Bank USA for only so long and only to the extent that as any such accounts or cash or assets in such accounts are security for Debtor’s obligations to UBS pursuant to that certain credit agreement by and between the Borrower UBS Financial Services, Inc. dated as of October 3, 2007; and, otherwise such assets of Debtor shall by Collateral.

     Control Agreement means, with respect to any Collateral consisting of investment property, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral.
     Obligation means, collectively, (a) the “Obligations” as defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement or any Guaranty assuring payment of the Obligation; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by Secured Party to Debtor for a variety of purposes, that Debtor may guarantee (or otherwise become directly or contingently obligated with respect to) the obligations of others to Secured Party, and that Secured Party may from time to time acquire from others obligations of Debtor to such others, and that payment and repayment of all of the foregoing are intended to and shall be part of the Obligation secured hereby. The Obligation shall include, without limitation, future, as well as existing, advances, indebtedness, liabilities, and obligations owed by Debtor to Secured Party arising under the Loan Documents or otherwise.
     Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.
     Partnerships shall mean (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of the Partnerships.
     Partnership Agreements shall mean (a) those agreements listed on Annex B-1 attached hereto and incorporated herein by reference (together with any modifications, amendments, or restatements thereof), and (b) partnership agreements, joint venture agreements, or organizational agreements for any of the partnerships, joint ventures, or limited liability companies described in clause (b) of the definition of “Partnerships” above (together with any modifications, amendments or restatements thereof), and “Partnership Agreement” means any one of the Partnership Agreements.
     Partnership Interests shall mean all of Debtor’s right, title and interest now or hereafter accruing under the Partnership Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships.
     Pledged Securities means, collectively, the Pledged Shares and any other Collateral constituting securities.
     Pledged Shares has the meaning set forth in Paragraph 4 hereof.
     Security Interest means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

     UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of Texas or other applicable jurisdiction, as amended at the time in question.
     3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor’s rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC or other applicable law, but is otherwise limited by that prohibition.
     4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:
     (a) All rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of any Subsidiary of the Debtor set forth on Annex B-1 (the “Pledged Shares”);
     (b) The Partnership Interests and all rights of Debtor with respect thereto, including, without limitation, all Partnership Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership Interests;
     (c) All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, and substitutes and replacements for, all or part of the Collateral described above;
     (d) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and
     (e) All present and future security for the payment to Debtor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.
The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.
     5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

     (a) Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to the liens permitted under Section 7(c) of the Credit Agreement (“Permitted Liens”). With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(i)) and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority lien on such Collateral, subject only to Permitted Liens. None of the Collateral has been delivered nor control with respect thereto given to any other Person. Other than the financing statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.
     (b) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.
     (c) Location. Debtor’s place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto, and the location of all other Collateral is as set forth on Annex A hereto; and, except as noted on Annex A hereto, all such books, records, and Collateral are in Debtor’s possession.
     (d) Governmental Authority. No Authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally).
     (e) Liens. Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all liens, except the security interest permitted hereby.
     (f) Collateral. Annex B-1 accurately lists all Pledged Shares and Partnership Interests, in which Debtor has any rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).
     (g) Pledged Securities; Pledged Shares. All Collateral that is Pledged Shares is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate laws. Debtor has good title to the Pledged Securities, free and clear of all liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms or (ii) to the extent such Pledged Securities are uncertificated, an executed Control Agreement with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligation.
     (h) Partnership Interests. Each Partnership issuing a Partnership Interest, is duly organized, currently existing, and in good standing under all applicable laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any Partnership or any material contract relating to the Partnerships, of which Secured Party has not been advised in writing; no default or breach or potential default or breach has occurred and is continuing under any Partnership Agreement, except as disclosed on Annex C hereto; and no approval or consent of the partners of any Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership Interests free and clear of all liens and encumbrances (except for the Security Interest granted hereby). The Partnership Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership Agreements or applicable securities laws. All capital contributions required to be made by the terms of the Partnership Agreements for each Partnership have been made.
The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.
     6. COVENANTS. So long as Secured Party is committed to extend credit to Debtor under the Credit Agreement and thereafter until the Obligation is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:
     (a) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.
     (b) Annexes. Immediately update all annexes hereto if any information therein shall become inaccurate or incomplete. Notwithstanding any other provision herein, Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair Secured Party’s Security Interest in the Collateral.

     (c) Perform Obligations. Fully perform all of Debtor’s duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party. Furthermore, notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     (d) Notices. (i) Except as may be otherwise expressly permitted under the terms of the Credit Agreement, promptly notify Secured Party of (A) any change in any fact or circumstances represented or warranted by Debtor with respect to any of the Collateral or Obligation, (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at Debtor’s expense, any such action or proceeding, (C) any material change in the nature of the Collateral, (D) any material damage to or loss of Collateral, and (E) the occurrence of any other event or condition (including, without limitation, matters as to lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder; and (ii) give Secured Party thirty (30) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept, (D) relocation of any Collateral to a location not described on the attached Annex A, and (E) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.
     (e) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that Pledged Securities or documents at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any Pledged Securities or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).
     (f) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of investment property and Pledged Securities.
     (g) Further Assurances. At Debtor’s expense and Secured Party’s request, before or after an Event of Default or event or condition that, with the passage of time or giving of notice would become an Event of Default, (i) file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental authority to Secured Party’s rights hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default or event or condition that, with the passage of time or giving of notice would become an Event of Default, without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party’s remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.
     (h) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any lien or other encumbrance on the Collateral, and shall defend Debtor’s rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.
     (i) Securities. Except as permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.
     (j) Partnerships and Partnership Interests. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to any Partnership; (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships in full force and effect and the rights of Debtor and Secured Party thereunder unimpaired; (iii) except as expressly permitted by the Credit Agreement, not consent to any Partnership selling, leasing, or disposing of substantially all of its assets in a single transaction or a series of transactions; (iv) notify Secured Party of the occurrence of any default or breach or potential default or breach under any contract or agreement creating or relating to the Partnerships; (v) not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Partnership, or material agreement relating thereto; (vi) except as permitted by the Credit Agreement, not transfer, sell, or assign any of the Partnership Interests or any part thereof; (vii) to the extent any Partnership is controlled by Debtor and/or its Affiliates, cause such Partnership to refrain from granting any Partnership Interests in addition to or in substitution for the Partnership Interests granted by the Partnerships, except to Debtor; (viii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership granted to Debtor; (ix) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex D, for each Partnership Interest; and (x) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.
     7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, and (b) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment).
     (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.
     (b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
     (c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     (d) Sales of Pledged Securities.
     (i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.
     (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.
     (iii) Debtor agrees that five days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
     (iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged

Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
     (v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Secured Party hereunder or under applicable law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor or the Companies available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.
     (e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 7 in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Paragraph 8; and third, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.
     (f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
     8. OTHER RIGHTS OF SECURED PARTY.
     (a) Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other Distributions with respect to the Pledged Securities and Partnership Interests) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to

Paragraph 8(d) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.
     (b) Record Ownership of Securities. If an Event of Default or event or condition that, with the passage of time or giving of notice would become an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other Distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.
     (c) Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting rights pertaining to any Pledged Securities and Partnership Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.
(d) Certain Proceeds. Notwithstanding any contrary provision herein, any and all
     (i) dividends, interest, or other Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;
     (ii) dividends, interest, or other Distributions paid or payable in violation of the Loan Documents, shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral on and after the occurrence and during the continuance of an Event of Default shall be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party, to be, at Secured Party’s option, applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not an Event of Default or event or condition that, with the passage of time or giving of notice would become an Event of Default, exists.
     (e) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and from time to time thereafter, without notice to or the consent of Debtor:
     (i) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (a) above and this clause (e);
     (ii) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral;
     (iii) to pay or discharge taxes, liens, or other encumbrances levied or placed on or threatened against the Collateral;
     (iv) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and
     (v) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral; (K) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (L) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.
This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any lien given to secure the Collateral.
     (f) Subrogation. If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any lien, Secured Party shall be, and is hereby, subrogated to all of the rights, titles, interests, and liens securing the indebtedness so renewed, extended, or paid.
     (g) Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including, without limitation, court costs and attorneys’ fees, and any of the foregoing arising from the negligence of Secured Party or any of its officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Paragraph 8(g) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party.
     9. MISCELLANEOUS.
     (a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Secured Party to advance Advances under the Loan Documents, the payment in full of the Obligation; and (ii) inure to the benefit of and be enforceable by Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party may assign or otherwise transfer any of their respective rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.06 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to Secured Party. Upon payment in full of the Obligation, the termination of the commitment of Secured Party to extend credit under the Loan Documents, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
     (b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Section 10 of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.
     (c) Term. Upon the later of (i) the termination of Secured Party’s commitments to fund Advances under the Credit Agreement and (ii) the full and final payment and performance of the Obligation, this Security Agreement shall thereafter terminate upon receipt by Secured Party of Debtor’s written notice of such termination; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligation is received by such Obligor.
     (d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between or among Secured Party and Debtor, it being understood that except as expressly provided herein, neither Secured Party shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

     (e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable law, Debtor waives (i) any right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.
     (f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization, and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request.
     (g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.
     (h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.
     (i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns. Debtor may not, without the prior written consent of Secured Party, assign any rights, duties, or obligations hereunder
     (j) Governing Law. the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of liens under this Security Agreement, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Security Agreement and all of the other Loan Documents.
Remainder of Page Intentionally Blank.
Signature Page to Follow.

     EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.
DEBTOR:
PANDA ETHANOL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Darol Lindloff

Name: Darol Lindloff
Title: CEO

ANNEX B-1 TO SECURITY AGREEMENT
COLLATERAL DESCRIPTIONS
(TO BE PROVIDED BY BORROWER)
A. Pledged Shares
B. Partnership Interests
C. Entities:
1. PGS Ethanol Holdings, LLC

2. Panda Hereford Holdings, LLC

3. Panda Yuma Holdings, LLC